UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 16, 2017

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On November 16, 2017, Upland Software, Inc., a Delaware corporation (the “Company” or “Upland”) completed its acquisition of Qvidian Corporation, a Delaware corporation (“Qvidian”), a Massachusetts-based provider of cloud-based RFP and sales-proposal automation software, pursuant to an Agreement and Plan of Merger dated November 16, 2017, by and among Upland, Qvidian, Quest Acquisition Corporation I, a Delaware Corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Christian Meininger, as Securityholder Representative (the “Merger Agreement”). Pursuant to the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), at the closing of the transactions contemplated therein (the “Closing”), the Merger Sub merged with and into Qvidian (the “Merger”), with Qvidian continuing as the surviving corporation of the Merger and a wholly owned subsidiary of the Company.
The purchase price consideration paid by the Company was $50 million, of which $30 million came from cash on-hand and $20 million from the Company's credit facility, pursuant to the Company’s Credit Agreement among inter alia the Company, certain of its subsidiaries, and each of the lenders named in the Credit Agreement dated May 14, 2015, as amended (the “Credit Agreement”).
The foregoing description of the Merger Agreement is a summary only, does not purport to set forth the complete terms of the Merger Agreement, and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and hereby incorporated by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.01

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Information required by this Item 9.01(a) will be filed within the required 71 days from acquisition date.

(b)	Pro Forma Financial Statements.

Information required by this Item 9.01(b) will be filed within the required 71 days from acquisition date.

(d)	Exhibits.

Exhibit No.	Description
10.1*
Agreement and Plan of Merger by and among Upland Software, Inc., Qvidian Corporation, Quest Acquisition Corporation I and Christian Meininger, as Securityholder Representative, dated as of November 16, 2017

99.1	Press Release issued by Upland Software, Inc., dated November 17, 2017

*
The schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: November 17, 2017